EXHIBIT 99.2

                                 CERTIFICATION

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the "Form 10-Q") for the quarter ended September 30, 2002 of American Insured Mortgage Investors L.P.
- Series 86 (the "Issuer").

I, Cynthia O. Azzara, certify that to the best of my knowledge:

     (i)  the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

     (ii) the information contained in the Form 10-Q fairly represents, in all material respects, the financial condition and results of operations of the Issuer.


                                                AMERICAN INSURED MORTGAGE
                                                INVESTORS L.P. - SERIES 86
                                                (Registrant)

                                                By: CRIIMI, Inc.
                                                    General Partner



November 13, 2002                               /s/ Cynthia O. Azzara
-----------------                               ---------------------------
Date                                            Cynthia O. Azzara
                                                Senior Vice President,
                                                Principal Accounting Officer and
                                                Chief Financial Officer